UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549





                          FORM 8-K


                       CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF
             THE SECURITIES EXCHANGE ACT OF 1934



 Date of Report (Date of earliest event reported):  March 7, 2003



              ADDvantage Technologies Group, Inc.
     (Exact name of Registrant as specified in its charter)




    Oklahoma                1-10799               73-1351610
    --------                -------               ----------
(State or other           (Commission               (I.R.S.
jurisdiction of               File                 Employer
 incorporation)             Number)             Identification
                                                     No.)


                        1605 E. Iola
                   Broken Arrow, Oklahoma
                   ----------------------
          (Address of principal executive offices)

                            74012
                            -----
                         (Zip code)

                       (918) 251-9121
                       --------------
    (Registrant's telephone number, including area code)

Item 7.  Financial Statements And Exhibits

(c)      Exhibits

99.1 Press Release Announcing Voting Results and Management Comments at Annual Meeting.

Item 9.  Regulation FD Disclosure

On March 7, 2003, ADDvantage Technologies Group, Inc. issued a press release announcing the results of the voting at its annual meeting of shareholders and summarizing comments made by its President and Chief Executive Officer and by its Chairman. A copy of the press release is filed as an exhibit to this report and is incorporated by reference herein.

                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         ADDvantage Technologies Group, Inc.


Dated:  March 7, 2003                  By: /s/ Kenneth A. Chymiak
                                           -----------------------------
                                           Kenneth A. Chymiak, President

                   FD DISCLOSURE SCHEDULE
               ADDvantage Technologies Group, Inc.
     Projects Solid Growth in Revenues and Profits for 2003


     Broken Arrow, Oklahoma, March 6, 2003-- ADDvantage Technologies, Inc. (OTCBB:ADDM) held its annual shareholders meeting on March 4th in Broken Arrow, Oklahoma at its corporate offices.
     Kenneth Chymiak, President and CEO of ADDvantage, told shareholders that "fiscal year 2003 looks to be promising as we strengthen our distributor relationship with Scientific-Atlanta and Motorola and sell equipment to the larger multiple system operators. Such cable operations include Cox Communications and Comcast." Continuing his comments to the Company's shareholders, Mr. Chymiak said, "With sales continuing to improve and the positive impact from the synergies created from our network of companies, we expect to increase sales over 10%, to the $28-30 million range. For the first two months of the second quarter 2003, we have seen revenues rise to $5.3 million, or 33.5% over the same period last year. This growth is primarily due to the positive results of marketing to the large cable multiple system operators and the new, expanded distributor relationships our subsidiaries have created with Scientific-Atlanta, Motorola and various other manufacturers. We expect this trend to continue for the remainder of the year, with a targeted 10-15% annual sales growth and a 45% operating margin."
     David Chymiak, Chairman of ADDvantage added, " As we continue to enhance our relationships with our suppliers, optimize our status as a distributor for Scientific-Atlanta and continue to increase repair services for out-of-warranty products, we should be able to continue the growth in sales and service revenues for the remainder of the year."
     At the meeting, shareholders approved the election of the Company's slate of incumbent directors and ratified the selection of Tullius, Taylor, Sartain & Sartain as the Company's independent auditors for fiscal 2003.

ADDVANTAGE TECHNOLOGIES GROUP, INC. and its subsidiaries, TULSAT, LEE CATV Corporation, NCS Industries, Comtech Services, TULSAT - Texas, and TULSAT-Atlanta comprise an organization involved in the re-manufacture, repair and sale of previously owned cable television ("CATV") equipment and the distribution of new and surplus equipment to CATV operators for manufacturers such as Scientific-Atlanta and Motorola. For more information, please visit the corporate web site at www.addvantagetech.com or contact the company directly at 918-251-9121.

The information in this announcement may include forward-looking statements. All statements, other statements of historical facts, which address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements.

These statements are subject to risks and uncertainties, which could cause actual results and developments to differ materially from these statements. A complete discussion of these risks and uncertainties is contained in the Company's reports and documents filed from time to time with the Securities and Exchange Commission.

  For further information:
Company Contact:
Ken Chymiak        (9l8) 25l-2887
David Chymiak     (9l8) 25l-2887
Adam Havig          (9l8) 25l-9l2l